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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Knickerbocker Proper-ties, Inc. II, dated July 20, 1998 and The Phoenix Group, dated August 12, 1998, included in this registration statement of Cabot Industrial Trust on Form S-11.

                                       Arthur Andersen LLP

New York, New York

September 1, 1998